UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement

[ ]    Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive proxy statement

[X]   Definitive additional materials

[ ]    Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[ ]  Fee paid previously with preliminary materials

[ ]  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

The Hartford Growth Opportunities Fund Abstention Call Guide (ADJOURNMENT – ABSTAIN FOR QUORUM)

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (INVESTOR FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in The Hartford Growth Opportunities Fund.

I apologize for any inconvenience. The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on December 13, 2023. However, since I assume you are not able to attend the Special Meeting, I just wanted to confirm that you would like to vote Abstain?

(Pause For Response)

(Review Voting Options with Investor If Necessary)

If we identify any additional accounts in which you own shares of The Hartford Growth Opportunities Fund before the meeting takes place, would you like us to vote those accounts in the same manner as well? (Pause For Response)

*CONFIRMATION: I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

●	Please state your full name. (Pause)

●	According to our records, you reside in (city, state, zip code). (Pause)

●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.       , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

REBUTTAL:

If you are unsure how to vote, you can simply Abstain. Doing so will ensure that your shares are represented at the upcoming Special Meeting which will help avoid further costly adjournments.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-18-2023

The Hartford Growth Opportunities Fund Abstention Call Guide (ADJOURNMENT – ABSTAIN FOR QUORUM)

Would you like to Abstain?

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-18-2023

The Hartford Growth Opportunities Fund

Answering Machine Script

Hello.

I am calling regarding your investment in The Hartford Growth Opportunities Fund.

The Special Meeting of Shareholders is scheduled to take place on December 13, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-877-896-3199 toll-free Monday through Friday between the hours of 9:00 am and 10:00 pm Eastern Time.

Your vote is very important. Thank you and have a good day.

The Hartford Growth Opportunities Fund Any Vote Call Guide (Any Vote)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in The Hartford Growth Opportunities Fund. The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on December 13, 2023.

At this time, we are offering shareholders the convenience of casting their proxy votes by phone. Your Board of Directors is recommending a vote “In Favor” of the proposal, but you may also cast a vote of “Against” or “Abstain”.

Would you like to vote “For”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts in which you own shares of The Hartford Growth Opportunities Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

●	Please state your full name. (Pause)

●	According to our records, you reside in (city, state, zip code). (Pause)

●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.       , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-17-2023

Alternative Outreach Communications Level I AOC (Start of Campaign Script)

Hello. My name is [NAME OF INDIVIDUAL] and I am [TITLE/POSITION] at Hartford Funds.

This call is regarding your investment in The Hartford Growth Opportunities Fund. The Special Meeting of Shareholders is scheduled to take place on December 13, 2023.

Proxy information has been mailed to your address. EQ Fund Solutions is calling shareholders to ensure the Fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote as soon as possible.

If you have any questions about the Special Meeting or the proxy material, please press 1 now

(Pause and listen 2 seconds)

For more information about your investment in The Hartford Growth Opportunities Fund, please press 2 now.

(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 2]

“As of the close of business on September 25, 2023, you owned shares in The Hartford Growth Opportunities Fund. Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

(Pause and listen 2 seconds)

If you received this message on your answering machine, you may contact us toll free at 1-877-896-3199 from 9 am to 10 pm Monday through Friday Eastern Time.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-17-23

Alternative Outreach Communications Level I AOC (Start of Campaign Script)

ANSWERING MACHINE Script for AOC

Hello. We are calling on behalf of your investment in The Hartford Growth Opportunities Fund. The Special Meeting of Shareholders is scheduled to take place on December 13, 2023. Proxy information has been mailed to your address. Please review the Proxy Information carefully.

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-877-896-3199 between the hours of 9:00 am and 10:00 pm Eastern Time.

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-17-23

Alternative Outreach Communications (Start of Campaign Call Guide)

Hello.

This call is regarding your investment in The Hartford Growth Opportunities Fund.

The Special Meeting of Shareholders is scheduled to take place on December 13, 2023.

Proxy information has been mailed to your address. We are calling to offer you a quick and convenient way of voting.

To cast your vote with a live representative, please press 1.

(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.

(Pause and listen 2 seconds)

If you have any questions about the Special Meeting or your vote, please press 2 now or for more information about your investment in The Hartford Growth Opportunities Fund, please press 3 now.

(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]

“As of the close of business on September 25, 2023, you owned shares in The Hartford Growth Opportunities Fund. Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at 1-877-896-3199 Monday through Friday from 9 am to 10 pm Eastern Time.

ANSWERING MACHINE Script for AOC

Hello. We are calling on behalf of your investment in The Hartford Growth Opportunities Fund. The Special Meeting of Shareholders is scheduled to take place on December 13, 2023 and our records indicate that your vote has not been registered.

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-877-896-3199 Monday through Friday between the hours of 9:00 am and 10:00 pm Eastern Time.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-17-23

Alternative Outreach Communications (Start of Campaign Call Guide)

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-17-23

MUTUAL FUND PROXY FACT SHEET FOR:

THE HARTFORD GROWTH OPPORTUNITIES FUND

SPECI AL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	SEPTEMBER 25, 2023	OFFICE OF HARTFORD FUNDS MANAGEMENT COMPANY, LLC 690 LEE ROAD WAYNE, PENNSYLVANIA 19087
Mail Date	OCTOBER 16, 2023
Meeting Date	DECEMBER 13, 2023 @ 10:00 AM (ET)
ADDITIONAL INFORMATION		CONTACT INFORMATION

Tickers	SEE PAGE 5	Inbound Line	1-877-896-3199

CUSIPs	SEE PAGE 5	Website	https://www.hartfordfunds.com/

What are Shareholders being asked to vote on?

1.	To approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy;

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

PROPOSAL: To approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy;

What are shareholders being asked to approve?

Shareholders are being asked to approve reclassifying The Hartford Growth Opportunities Fund (the “Fund”) from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy.

What is the difference between diversified funds and non-diversified funds?

Under the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company must be classified as diversified or non-diversified. A fund’s diversification classification governs the amount of its assets a fund can invest in any one issuer.

The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the 1940 Act diversification requirements, which strictly limit how much the Fund can invest a single issuer.

If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

SEE ALSO ELIMINATION OF A RELATED FUNDAMENTAL DIVERSIFICATION POLICY ON PAGE 3 OF FACT SHEET

Why are shareholders being asked to reclassify the Fund from diversified to non-diversified?

Classification as a non-diversified fund will give the Fund’s portfolio management team increased flexibility to invest a greater percentage of the Fund’s assets in any one issuer and in fewer issuers overall.

Hartford Funds Management Company, LLC (“HFMC”), the Fund’s investment manager, believes reclassifying the Fund from diversified to non-diversified is in the best interests of the Fund and its

For Internal Distribution Only	Page 1

shareholders because it provides the Fund’s portfolio managers with increased investment flexibility and potential for better investment performance over time.

SEE ALSO INCREASED INVESTMENT FLEXIBILITY AS A NON-DIVERSIFIED FUND ON PAGES 3-4 OF FACT SHEET

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders, the Fund’s diversification classification will change and the related fundamental policy will be eliminated on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

Will the Fund’s risk profile change if it is reclassified as non-diversified under the 1940 Act?

Yes. Notwithstanding the increased investment flexibility and the potential for improved investment performance over time, a non-diversified fund typically presents a greater degree of investment risk due to its ability to invest a greater percentage of its assets in a single issuer and in fewer issuers overall.

Because a non-diversified fund can invest more of its assets in a smaller number of issuers, it may be more exposed to the risks associated with an individual issuer than a fund that invests more broadly across many issuers.

For example, if the proposal is approved and the Fund takes advantage of the increased flexibility afforded to it, poor performance by a single large holding of the Fund would adversely affect the Fund’s performance to a greater extent than if the Fund were invested in a larger number of issuers. As a result, as a non-diversified fund, the Fund’s share price may fluctuate more than that of a similar fund that is more broadly diversified.

A non-diversified fund may from time to time temporarily operate in a diversified manner without losing its non-diversified status and, as a result, at times, if the proposal is approved, the Fund may not take advantage of the greater flexibility afforded to a non-diversified fund.

Are there other diversification requirements that will still apply to the Fund if it becomes non-diversified under the 1940 Act?

Yes, if the proposal is approved, the Fund would continue to be subject to tax diversification tests under Subchapter M of the Internal Revenue Code of 1986, as amended, which apply to regulated investment companies.

To qualify for pass through tax treatment as a regulated investment company, the Fund must, among other requirements, limit its investments so that, at the close of each quarter of the taxable year, (1) not more than 25% of the Fund’s total assets will be invested in the securities of a single issuer, and (2) with respect to 50% of its total assets, not more than 5% of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer.

Are there any other expected changes associated with the proposal?

No other changes to the Fund are expected as a result of the proposal and the Fund will continue to invest pursuant to its current investment objective and investment strategies as set forth in its prospectus.

What will happen if Fund shareholders do not approve the proposal?

If the Fund does not receive sufficient votes to hold the Special Meeting or to approve the proposal, the Meeting may be adjourned to permit further solicitation of proxies.

For Internal Distribution Only	Page 2

If the Fund’s shareholders do not approve the proposal, the Fund will remain diversified and remain subject to its related fundamental investment restriction.

Who is paying for the costs related to the Special Meeting?

All costs of the Special Meeting and the proxy campaign will be paid for by the Fund.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

ELIMINATION OF A RELATED FUNDAMENTAL DIVERSIFICATION POLICY

What is the elimination of a related fundamental diversification policy about?

Shareholders are being asked to review and consider reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating the following related fundamental diversification policy with respect to the Fund:

“The Fund has elected to be classified as a diversified series of an open-end management investment company. As a diversified fund, at least 75% of the value of the Fund’s total assets must be represented by cash and cash items (including receivables), U.S. Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer (i) to an amount not greater in value than 5% of the value of the total assets of the Fund and (ii) to not more than 10% of the outstanding voting securities of such issuer.”

Section 5(b) of the 1940 Act requires an investment company to be classified as either diversified or non-diversified, and a fund’s classification as diversified is considered a fundamental policy that cannot be changed without shareholder approval. Diversified funds are subject to the restrictions described in the policy set forth above while non-diversified funds are not. As a result, a non-diversified fund is permitted to hold a greater percentage of its assets in the securities of a single issuer.

If the proposal is approved by shareholders of the Fund at the Special Meeting, the Fund will elect to be classified as a non-diversified series of an open-end management investment company, which means that the Fund will not be required to comply with the diversification rules of the 1940 Act set forth in the policy above, although the Fund must meet the tax-related diversification requirements.

INCREASED INVESTMENT FLEXIBILITY AS A NON-DIVERSIFIED FUND

What is an example of how the Fund’s diversification status impacts its investment flexibility?

The primary benchmark of the Fund is the Russell 3000 Growth Index (the “Russell 3000 Growth”), which is designed to measure the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 3000 Index is designed to measure the performance of the 3,000 largest companies based on their market capitalization.

While the Fund is not an index fund, the Fund’s portfolio managers evaluate and consider all of the holdings in the Russell 3000 Growth as potential investment opportunities. Over the past few years, certain stocks have experienced extraordinary increases in market capitalization. Notably, these stocks have included Amazon.com, Inc., NVIDIA Corp., Meta Platforms, Inc., Alphabet, Inc. and Microsoft Corp. As a result, the Russell 3000 Growth and other indices with higher weightings to technology stocks have become much more concentrated at the individual stock level.

For Internal Distribution Only	Page 3

Although increased levels of concentration have fluctuated in the Russell 3000 Growth in the past, the Fund’s investment manager and sub-adviser believe that this market concentration is likely to persist rather than “self-correct” as it has historically.

Due to the 1940 Act diversification requirements, a diversified fund like the Fund must underweight these holdings relative to their weights in the Russell 3000 Growth even if the portfolio managers find them to be attractive investment opportunities. For this reason, maintaining the Fund as a diversified investment company is expected to increasingly limit the Fund’s investment flexibility within the U.S. large cap growth universe as represented by the Russell 3000 Growth and put the Fund at a competitive disadvantage against those of its peers that operate as non-diversified investment companies.

Conversely, if the Fund operates as a non-diversified investment company, which would allow it to invest a greater percentage of its assets in a smaller number of issuers, the Fund will have increased investment flexibility that would allow its portfolio to better reflect the current composition of the U.S. large cap equity universe.

HFMC believes that reclassifying the Fund as non-diversified would be in the best interests of the Fund and its shareholders because operating as a non-diversified investment company would provide the Fund’s investment team with increased investment flexibility and potential for better investment performance over time.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

The Proxy Statement is available online at: www.hartfordfunds.com and

https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

EQ Fund Solutions is identified in the Proxy Statement as the proxy solicitor for the Fund.

For Internal Distribution Only	Page 4

NAME OF FUND	CLASS	TICKER	CUSIP

The Hartford Growth Opportunities Fund	A	HGOAX	416529881

The Hartford Growth Opportunities Fund	C	HGOCX	416529865

The Hartford Growth Opportunities Fund	F	HGOFX	41665X644

The Hartford Growth Opportunities Fund	I	HGOIX	416641207

The Hartford Growth Opportunities Fund	R3	HGORX	416641603

The Hartford Growth Opportunities Fund	R4	HGOSX	416641876

The Hartford Growth Opportunities Fund	R5	HGOTX	416641835

The Hartford Growth Opportunities Fund	R6	HGOVX	416641785

The Hartford Growth Opportunities Fund	Y	HGOYX	416529816

For Internal Distribution Only	Page 5

October 2023	ADMIN 19-23

Proxy Statement Mailed to Shareholders of The Hartford Growth Opportunities Fund

A Special Meeting of Shareholders (the “Meeting” or the “Shareholder Meeting”) of The Hartford Growth Opportunities Fund (the “Fund”) of The Hartford Mutual Funds II, Inc. (the “Company”) will take place on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC (“HFMC”), 690 Lee Road, Wayne, Pennsylvania 19087. The proxy materials were provided to shareholders who owned shares of the Fund as of the close of business on September 25, 2023.

What Proposal will shareholders be asked to consider at the upcoming Meeting?

Description of Proposal

To reclassify the Fund from a diversified investment company to a non-diversified investment company and eliminate a related fundamental diversification policy, effective on or about March 1, 2024

What are shareholders being asked to vote on?

At a meeting held on September 6-7, 2023, the Board of Directors (“Board”), including all of the independent directors, unanimously approved reclassifying the Fund’s diversification status from diversified to non-diversified and eliminating a related fundamental diversification policy, subject to the approval of the Fund’s shareholders.

As a diversified fund, the Fund is limited in its ownership of securities of any single issuer. If approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers, as described in greater detail below. Classification as a non-diversified fund will give the Fund’s portfolio management team increased flexibility to invest a greater percentage of the Fund’s assets in any one issuer and in fewer issuers overall. HFMC believes reclassifying the Fund from diversified to non-diversified is in the best interests of the Fund and its shareholders because it provides the Fund’s portfolio managers with increased investment flexibility and potential for better investment performance over time.

What is the difference between diversified funds and non-diversified funds?

Under the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company must be classified as diversified or non-diversified. A fund’s diversification classification governs the amount of its assets a fund can invest in any one issuer. The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the 1940 Act diversification requirements, which strictly limit how much the Fund can invest a single issuer. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

Classification as a non-diversified fund will provide the Fund’s portfolio management team with the flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or in any one issuer which may, in turn, provide the potential for better investment performance over time. For these reasons, HFMC believes that reclassifying the Fund as non-diversified is in the best interests of the Fund and its shareholders.

Will the Fund’s risk profile change if it is reclassified as non-diversified under the 1940 Act?

Yes. Notwithstanding the increased investment flexibility and the potential for improved investment performance over time, a non-diversified fund typically presents a greater degree of investment risk due to its ability to invest a greater percentage of its assets in a single issuer and in fewer issuers overall. Because a non-diversified fund can invest more of its assets in a smaller number of issuers, it may be more exposed to the risks associated with an individual issuer than a fund that invests more broadly across many issuers. For example, if the proposal is approved and the Fund takes advantage of the increased flexibility afforded to it, poor performance by a single large holding of the Fund would adversely affect the Fund’s performance to a greater extent than if the Fund were invested in a larger number of issuers. As a result, as a non-diversified fund, the Fund’s share price may fluctuate more than that of a similar fund that is more broadly diversified.

A non-diversified fund may from time to time temporarily operate in a diversified manner without losing its non-diversified status and, as a result, at times, if the proposal is approved, the Fund may not take advantage of the greater flexibility afforded to a non-diversified fund.

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

3158205

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders of the Fund at the Shareholder Meeting, it is expected to become effective on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

Who pays for the costs involved with the proxy?

All costs of the Shareholder Meeting and the proxy campaign will be paid for by the Fund.

Does the Board recommend that shareholders approve the Proposal?

The Board of Directors of the Company, including all of the Company’s independent directors, recommend that shareholders of the Fund vote “FOR” the proposal to change the Fund’s classification from diversified to non-diversified and to eliminate the Fund’s related fundamental diversification policy.

How can shareholders vote?

Shareholders can vote:

•	By mail: complete and return their proxy card in the pre-addressed postage-paid envelope.
•	By telephone: call the toll-free number listed on their proxy card and follow the recorded instructions.
•	By internet: log on the website listed on their proxy card and follow the on-screen instructions.
•	In person: attend the meeting on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of HFMC, 690 Lee Road, Wayne, Pennsylvania 19087

Whichever method shareholders choose, they should take the time to read the Proxy Statement before voting.

When should shareholders vote?

Shareholders should vote as soon as possible. They can submit their vote at any time before the date of the Meeting. Representatives of HFMC, any of its affiliates and EQ Fund Solutions, LLC, a firm authorized by HFMC to assist in the solicitation of proxies, may be contacting shareholders urging them to vote on the Proposal.

Where can shareholders obtain additional information about the Proxy Statement?

For information about the proxy statement, shareholders can call toll-free 1-877-896-3199.

To view or obtain a copy of the most recent annual or semi-annual report of the Fund, shareholders can go to www.hartfordfunds.com. To view the Proxy Statement, shareholders can go to https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

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